Exhibit 4.2
First Supplemental Indenture

BOFI HOLDING, INC.

AND

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

FIRST SUPPLEMENTAL INDENTURE

Dated as of March 3, 2016

Exhibit 4.2
First Supplemental Indenture

 THIS FIRST SUPPLEMENTAL INDENTURE (this “First Supplemental Indenture”), dated as of March 3, 2016, is between BOFI HOLDING, INC., a Delaware corporation (the “Company”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as Trustee (the “Trustee”).

RECITALS

WHEREAS, the Company has executed and delivered an Indenture, dated as of March 3, 2016 (the “Base Indenture”), providing for the issuance from time to time of series of the Company’s Securities;

WHEREAS, Section 9.1 of the Base Indenture provides that the Company and the Trustee may enter into one or more supplemental indentures to the Base Indenture to establish the forms or terms of Securities of any series as permitted by Section 2.1 or Section 3.1 of the Base Indenture;

WHEREAS, pursuant to Section 3.1 of the Base Indenture, the Company wishes to provide for the issuance of $45,000,000 aggregate principal amount of a new series of Securities to be known as its 6.25% Subordinated Notes due 2026 (the “Notes”), the form and terms of such Notes and the terms, provisions and conditions thereof to be set forth as provided in this First Supplemental Indenture;

WHEREAS, all requirements necessary to make this First Supplemental Indenture a valid, binding and enforceable instrument in accordance with its terms, and to make the Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid, binding and enforceable obligations of the Company have been done, and the execution and delivery of this First Supplemental Indenture has been duly authorized in all respects.

NOW, THEREFORE, in consideration of the covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1
DEFINITIONS

Section 1.1       Relation to Base Indenture.  This First Supplemental Indenture constitutes an integral part of the Base Indenture.

Section 1.2       Definition of Terms.  For all purposes of this First Supplemental Indenture:

(a)           capitalized terms used herein without definition shall have the meanings set forth in the Base Indenture;

(b)           a term defined anywhere in this First Supplemental Indenture has the same meaning throughout;

(c)            the singular includes the plural and vice versa;

(d)           headings are for convenience of reference only and do not affect interpretation;

(e)            unless otherwise specified or unless the context requires otherwise, (i) all references in this First Supplemental Indenture to Sections refer to the corresponding Sections of this First Supplemental Indenture and (ii) the terms “herein”, “hereof”, “hereunder” and any other word of similar import refer to this First Supplemental Indenture; and

(f)             the following terms have the meanings given to them in this Section 1.2(f):

Exhibit 4.2
First Supplemental Indenture

“DTC” shall have the meaning set forth in Section 2.3.

 “Federal Reserve” means the Board of Governors of the Federal Reserve System or any successor regulatory authority with jurisdiction over savings and loan holding companies.

“Global Security” shall have the meaning set forth in Section 2.4.

“Interest Payment Date” shall have the meaning set forth in Section 2.5(b).

“Interest Period” shall have the meaning set forth in Section 2.5(a).

“Maturity Date” shall have the meaning set forth in Section 2.2.

“Ranking junior to the Notes” shall mean any obligation of the Company which (a) ranks junior to and not equally with or prior to the Notes (or any other obligations of the Company ranking on a parity with the Notes) in right of payment upon the happening of any event of the kind specified in the first sentence of the second paragraph in Section 4.1 or (b) is specifically designated as ranking junior to the Notes by express provision in the instrument creating or evidencing such obligation.  The securing of any obligations of the Company, otherwise ranking junior to the Notes, shall be deemed to prevent such obligations from constituting obligations ranking junior to the Notes.  For the avoidance of doubt, any junior subordinated debt securities issued or assumed by the Company shall be deemed securities ranking junior to the Notes.

“Ranking on a parity with the Notes” shall mean any obligation of the Company which (a) ranks equally with and not prior to the Notes in right of payment upon the happening of any event of the kind specified in the first sentence of the second paragraph of Section 4.1 or (b) is specifically designated as ranking on a parity with the Notes by express provision in the instrument creating or evidencing such obligation.  The securing of any obligations of the Company, otherwise ranking on a parity with the Notes, shall not be deemed to prevent such obligations from constituting obligations ranking on a parity with the Notes.

“Record Date” shall mean, with respect to any Interest Payment Date for the Notes, the fifteenth day, whether or not a Business Day, of the calendar month in which such Interest Payment Date falls.

“Senior Debt” means

(i)    any of the Company’s indebtedness for borrowed or purchased money, whether or not evidenced by bonds, debentures, notes, or other written instruments, including any obligations of the Company to general creditors or trade creditors,

(ii)    the Company’s obligations under letters of credit,

(iii)    any of the Company’s indebtedness or other obligations with respect to commodity contracts, interest rate and currency swap agreements, cap, floor, and collar agreements, currency spot and forward contracts, and other similar agreements or arrangements designed to protect against fluctuations in currency exchange or interest rates, and

(iv)    any guarantees, endorsements (other than by endorsement of negotiable instruments for collection in the ordinary course of business), or other similar contingent obligations in respect of obligations of others of a type described in clauses (i), (ii), and (iii), whether or not such obligation is classified as a liability on a balance sheet prepared in accordance with accounting principles generally accepted in the United States, in each case whether outstanding on the date of execution of this First Supplemental Indenture or incurred later, other than obligations ranking on a parity with the Notes or ranking junior to the Notes. Notwithstanding the foregoing, if the Federal Reserve (or other competent regulatory agency or authority) promulgates any rule or issues

Exhibit 4.2
First Supplemental Indenture

any interpretation that defines general creditor(s), the main purpose of which is to establish a criteria for determining whether the subordinated debt of a savings and loan holding company is to be included in its capital, then the term “general creditors” as used in this definition of Senior Debt will have the meaning as described in that rule or interpretation.

“Tax Event” shall mean the receipt by the Company of an opinion of independent tax counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws or any regulations thereunder of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of original issuance of the Notes, there is more than an insubstantial risk that the interest payable by the Company on the Notes is not, or within 90 days of the date of such opinion will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes.

“Tier 2 Capital Event” shall mean the receipt by the Company of an opinion of independent bank regulatory counsel experienced in such matters to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws or any regulations thereunder of the United States or any rules, guidelines or policies of an applicable regulatory authority for the Company or (b) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of original issuance of the Notes, the Notes do not constitute, or within 90 days of the date of such opinion will not constitute, Tier 2 Capital (or its then equivalent if the Company were subject to such capital requirement) for purposes of capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to the Company.

The terms “Company,” “Trustee,” “Base Indenture,” and “Notes” shall have the respective meanings set forth in the recitals to this First Supplemental Indenture and the paragraph preceding such recitals.

ARTICLE 2
GENERAL TERMS AND CONDITIONS OF THE NOTES

Section 2.1       Designation and Principal Amount.  The Notes may be issued from time to time upon written order of the Company for the authentication and delivery of Notes pursuant to Section 3.3 of the Base Indenture.  There is hereby authorized a series of Securities designated as the 6.25% Subordinated Notes due 2026 having an initial aggregate principal amount of $45,000,000 (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 3.4, 3.5, 3.6 or 9.6 of the Base Indenture and except for Notes which, pursuant to Section 3.3 of the Base Indenture are deemed to never have been authenticated and delivered under the Base Indenture).

Section 2.2       Maturity.  The date upon which the Notes shall become due and payable at final maturity, together with any accrued and unpaid interest, is February 28, 2026 (the “Maturity Date”).

Section 2.3       Form, Payment and Appointment.  Except as provided in the last three paragraphs of Section 3.5 of the Base Indenture, the Notes will be issued only in book-entry form.  Principal of and interest on the Notes will be payable in global form registered in the name of or held by The Depository Trust Company (“DTC”) or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such Global Security (as hereafter defined).  The principal of any certificated Notes will be payable at the office or agency of the Company maintained for such purpose in the Borough of Manhattan, New York City, New York, which shall initially be the principal office of the Trustee in the Borough of Manhattan, the City of New York; provided, however, that payment of interest may be made at the option of the Company by check mailed to the Person entitled thereto at such address as shall appear in the Security Register or by wire transfer to an account appropriately designated by the Person entitled to payment;  provided that the paying agent shall have received written notice of such account designation at least five Business Days prior to the date of such payment (subject to surrender of the relevant Note in the case of a payment of interest on the Maturity Date).

Exhibit 4.2
First Supplemental Indenture

The Security Registrar, Authenticating Agent and Paying Agent for the Notes shall initially be the Trustee.

The Notes will be issuable and may be transferred only in denominations of $25.00 or any amount in excess thereof that is an integral multiple of $25.00.  The specified currency of the Notes shall be U.S. Dollars.

Section 2.4       Global Security. The Notes shall be issued initially in the form of one or more fully registered global securities (each, a “Global Security”) deposited with DTC or its designated custodian or such other Depositary as any officer of the Company may from time to time designate.  Unless and until a Global Security is exchanged for Notes in certificated form, such Global Security may be transferred, in whole but not in part, and any payments on the Notes shall be made, only to DTC or a nominee of DTC, or to a successor Depositary selected or approved by the Company or to a nominee of such successor Depositary.

Section 2.5       Interest.

(a)           Interest payable on any Interest Payment Date or the Maturity Date with respect to the Notes shall be the amount of interest accrued from, and including, the immediately preceding Interest Payment Date in respect of which interest has been paid or duly provided for (or from and including the original issue date of March 3, 2016, if no interest has been paid or duly provided for with respect to the Notes) to, but excluding, such Interest Payment Date or Maturity Date as the case may be (each, an “Interest Period”).

(b)           The Notes will bear interest at the rate of 6.25% per annum from March 3, 2016 until the principal of the Notes has been paid in full or a sum sufficient to pay the principal of the Notes has been made available for payment.  Interest on the Notes shall be payable quarterly in arrears on May 31, August 31, November 30 and February 28 (February 29 in the case of a leap year) (each, an “Interest Payment Date”), commencing May 31, 2016, to the Persons in whose names the relevant Notes are registered at the close of business on the Record Date for such Interest Payment Date, except as provided in Section 2.5(c).

(c)            The amount of interest payable for any Interest Period will be computed on the basis of a 360-day year consisting of twelve 30-day months.  In the event that any scheduled Interest Payment Date for the Notes falls on a day that is not a Business Day, then payment of interest payable on such Interest Payment Date will be postponed to the next succeeding day which is a Business Day (and no interest on such payment will accrue for the period from and after such scheduled Interest Payment Date).

(d)           In the event that the Maturity Date for any Note falls on a day that is not a Business Day, then the related payments of principal, premium, if any, and interest may be made on the next succeeding day that is a Business Day (and no additional interest will accumulate on the amount payable for the period from and after the Maturity Date).  Interest due on the Maturity Date (whether or not an Interest Payment Date) of any Notes will be paid to the Person to whom principal of such Notes is payable.

Section 2.6       No Sinking Fund.  The Notes are not entitled to the benefit of any sinking fund.

Section 2.7       Defeasance.  Section 13.2 of the Base Indenture shall be applicable to the Notes.  Section 13.3 of the Base Indenture shall not be applicable to the Notes.

ARTICLE 3
REDEMPTION OF THE NOTES

Section 3.1       Optional Redemption.

(a)    The Notes shall be redeemable in accordance with the provisions of Article 11 of the Base Indenture, except to the extent otherwise provided herein, in whole at any time or in part from time to time, (i) on or after March 31, 2021 (the "Earliest Redemption Date") or (ii) any time prior to the Maturity Date upon the occurrence of a Tier 2 Capital Event or a Tax Event, or if the Company is required to register as an investment

Exhibit 4.2
First Supplemental Indenture

company pursuant to the Investment Company Act of 1940, as amended (15 U.S.C. 80a-1 et seq.); provided that no partial redemption shall be effected (A) unless at least $10 million aggregate principal amount of the Notes shall remain Outstanding after giving effect to such redemption (B) if the principal amount of the Notes shall have been accelerated and such acceleration has not been rescinded, or (C) unless all accrued and unpaid interest shall have been paid in full on all Outstanding Notes terminating on or before the Redemption Date. In addition, the Company may not exercise its right to redeem any of the Notes prior to the Maturity Date without the prior approval of the Federal Reserve.

(b)     The Company may, in its discretion from time to time without the consent of any Holders of Notes, elect to extend the Earliest Redemption Date applicable to all outstanding Notes to a later date by delivering written notice of such extension to the Trustee, which notice shall specify the new Earliest Redemption Date. Such extension may be elected by the Company one or more times. Once given to the Trustee, a notice of extension of the Earliest Redemption Date may not be revoked or amended by the Company, other than by a subsequent notice further extending the Earliest Redemption Date to a later date.

(c)    The Redemption Price for any redemption pursuant to this Section 3.1 will be equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest to but excluding the Redemption Date.

ARTICLE 4
SUBORDINATION OF THE NOTES

Section 4.1.    Ranking; Notes Subordinate to Senior Debt.  The Notes shall rank junior to and shall be subordinated to all Senior Debt of the Company, whether existing as of the date of this First Supplemental Indenture, or hereafter issued or incurred, including all indebtedness relating to money owed to general creditors and trade creditors. The Notes shall rank senior to the Floating Rate Junior Subordinated Debt Securities due 2035 issued by the Company on or about December 16, 2004.

The Company covenants and agrees that anything in this First Supplemental Indenture, Base Indenture or the Securities of any series to the contrary notwithstanding, the indebtedness evidenced by the Notes is subordinate and junior in right of payment to all Senior Debt to the extent provided in this First Supplemental Indenture, and each Holder of Notes, by such Holder’s acceptance of such Notes, likewise covenants and agrees to the subordination provided in this First Supplemental Indenture and shall be bound by the provisions of this First Supplemental Indenture.  Senior Debt shall continue to be Senior Debt and entitled to the benefits of these subordination provisions irrespective of any amendment, modification, or waiver of any term of the Senior Debt or extension or renewal of the Senior Debt.

In the event of

(a)    any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition, or other similar proceeding relating to the Company or its property,

(b)    any proceeding for the liquidation, dissolution, or other winding up of the Company, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings, or

(c)    any assignment by the Company for the benefit of creditors,

all Senior Debt (including any interest on such Senior Debt accruing after the commencement of any such proceedings) shall first be paid in full before any payment or distribution, whether in cash, securities, or other property, shall be made to any Holder of any of the Notes on account of such Notes.  Any payment or distribution, whether in cash, securities, or other property (other than securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in these subordination provisions with respect to the indebtedness evidenced by the Notes, to the payment of all Senior Debt at the time outstanding and to any securities issued in respect of such Senior Debt under any such

Exhibit 4.2
First Supplemental Indenture

plan of reorganization or readjustment), which would otherwise (but for these subordination provisions) be payable or deliverable in respect of the Notes shall be paid or delivered directly to the holders of Senior Debt in accordance with the priorities then existing among such holders until all Senior Debt (including any interest on such Senior Debt accruing after the commencement of any such proceedings) shall have been paid in full.  In the event of any such proceeding, after payment in full of all sums owing with respect to Senior Debt, the Holders of the Notes, together with the holders of any obligations of the Company ranking on a parity with the Notes, shall be entitled to be paid from the remaining assets of the Company the amounts at the time due and owing on account of unpaid principal of (and premium, if any) and interest on the Notes and such other obligations before any payment or other distribution, whether in cash, property, or otherwise, shall be made on account of any capital stock or any obligations of the Company ranking junior to the Notes and such other obligations.

In the event that, notwithstanding the foregoing, any payment or distribution of any character or any security, whether in cash, securities, or other property (other than securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in these subordination provisions with respect to the indebtedness evidenced by the Notes, to the payment of all Senior Debt at the time outstanding and to any securities issued in respect of such Senior Debt under any such plan of reorganization or readjustment), shall be received by the Trustee or any Holder in contravention of any of the terms of this First Supplemental Indenture or Base Indenture, such payment or distribution or security shall be received in trust for the benefit of, and shall be paid over or delivered and transferred to, the holders of the Senior Debt at the time outstanding in accordance with the priorities then existing among such holders for applications to the payment of all Senior Debt remaining unpaid, to the extent necessary to pay all such Senior Debt in full.  In the event of the failure of the Trustee or any Holder to endorse or assign any such payment, distribution, or security, each holder of Senior Debt is irrevocably authorized to endorse or assign the same.

No present or future holder of any Senior Debt shall be prejudiced in the right to enforce subordination of the indebtedness evidenced by the Notes by any act or failure to act on the part of the Company.  Nothing contained in this First Supplemental Indenture or Base Indenture shall impair, as between the Company and the Holders of Notes, the obligation of the Company to pay to such Holders the principal of (and premium, if any) and interest on such Notes or prevent the Trustee or the Holder from exercising all rights, powers and remedies otherwise permitted by applicable law or under this First Supplemental Indenture or Base Indenture upon a default or Event of Default, all subject to the rights of the holders of the Senior Debt to receive cash, securities, or other property otherwise payable or deliverable to the Holders.

Senior Debt shall not be deemed to have been paid in full unless the holders shall have received cash, securities, or other property equal to the amount of such Senior Debt then outstanding.  Upon the payment in full of all Senior Debt, the Holders of Notes shall be subrogated to all rights of any holders of Senior Debt to receive any further payments or distributions applicable to the Senior Debt until the indebtedness evidenced by the Notes shall have been paid in full, and such payments or distributions received by such Holders, by reason of such subrogation, of cash, securities, or other property which otherwise would be paid or distributed to the holders of Senior Debt shall, as between the Company and its creditors other than the holders of Senior Debt, on the one hand, and such Holders, on the other hand, be deemed to be a payment by the Company on account of Senior Debt, and not on account of the Notes.

The Trustee and Holders will take such action (including, without limitation, the delivery of this First Supplemental Indenture and Base Indenture to an agent for the holders of Senior Debt or consent to the filing of a financing statement with respect to this First Supplemental Indenture or Base Indenture) as may, in the opinion of counsel designated by the holders of a majority in principal amount of the Senior Debt at the time outstanding, be necessary or appropriate to assure the effectiveness of the subordination effected by these provisions.

The provisions of this Section 4.1 shall not impair any rights, interests, remedies, or powers of any secured creditor of the Company in respect of any security interest the creation of which is not prohibited by the provisions of this First Supplemental Indenture or Base Indenture.

Section 4.2.    No Payment When Senior Debt in Default.

Exhibit 4.2
First Supplemental Indenture

(a) In the event and during the continuation of any default in the payment of the principal of or any premium or interest on any Senior Debt beyond any applicable grace period with respect to such Senior Debt, or in the event that any event of default with respect to any Senior Debt shall have occurred and be continuing permitting the holders of such Senior Debt (or the trustee on behalf of the holders of such Senior Debt) to declare such Senior Debt due and payable prior to the date on which it would otherwise have become due and payable, unless and until such event of default shall have been cured or waived or shall have ceased to exist and such acceleration shall have been rescinded or annulled, or (b) in the event any judicial proceeding shall be pending with respect to any such default in payment or event of default, then no payment (including any payment which may be payable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Notes) shall be made by the Company on account of the principal of or any premium or interest on the Notes or on account of the purchase or other acquisition of Notes, provided, however, that nothing in this Section 4.2 shall prevent the satisfaction of any sinking fund payment in accordance with Article 12 of the Base Indenture by delivering and crediting, pursuant to Section 12.2, Notes which have been acquired (upon redemption or otherwise) prior to such default in payment or event of default. In the event that, notwithstanding the foregoing, the Company shall make any payment to the Trustee or the Holder of any Note prohibited by the foregoing provisions of this Section 4.2, and if such fact shall, at or prior to the time of such payment, have been made known to a Responsible Officer of the Trustee or, as the case may be, such Holder, then and in such event such payment shall be paid over and delivered to the Company. The provisions of this Section 4.2 shall not apply to any payment with respect to which Section 4.1 would be applicable.

Section 4.3.    Trustee and Holders of Notes May Rely on Certificate of Liquidating Agent; Trustee May Require Further Evidence as to Ownership of Senior Debt; Trustee Not Fiduciary to Holders of Senior Debt. Upon any payment or distribution of assets of the Company referred to in this Article 4, the Trustee and the Holders of Notes shall be entitled to rely upon an order or decree made by any court of competent jurisdiction in which such dissolution or winding up or liquidation or reorganization or arrangement proceedings are pending or upon a certificate of the trustee in bankruptcy, receiver, assignee for the benefit of creditors, or other Person making such payment or distribution, delivered to the Trustee or to the Holders of Notes, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Debt and other indebtedness of the Company, the amount of or payable on and the amount or amounts paid or distributed on such Senior Debt or other indebtedness, and all other facts pertinent to such Senior Debt or other indebtedness or to this Article 4, In the absence of any such bankruptcy trustee, receiver, assignee, or other Person, the Trustee shall be entitled to rely upon a written notice by a Person representing himself or herself to be a holder of Senior Debt (or a trustee or representative on behalf of such holder) as evidence that such Person is a holder of such Senior Debt (or is such a trustee or representative).  In the event that the Trustee determines, in good faith, that further evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payments or distributions pursuant to this Article 4, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by such Person, as to the extent to which such Person is entitled to participate in such payment or distribution, and as to other facts pertinent to the rights of such Person under this Article 4, and if such evidence is not furnished, the Trustee may offer any payment to such Person pending judicial determination as to the right of such Person to receive payment.  The Trustee, however, shall not be deemed to owe any fiduciary duty to the holders of Senior Debt.

Section 4.4.    Payment Permitted If No Default.  Nothing contained in this Article 4 or elsewhere in the Base Indenture or this First Supplemental Indenture, or in any of the Notes, shall prevent (a) the Company at any time, except during the pendency of any dissolution, winding up, liquidation, or reorganization proceedings referred to in Section 4.1 or under the conditions specified in Section 4.2, from making payments of the principal of (or premium, if any) or interest on the Notes or (b) the application by the Trustee or any Paying Agent of any moneys deposited with it under the Base Indenture or this First Supplemental Indenture to payments of the principal of or interest on the Notes, if, at the time of such deposit, the Trustee or such Paying Agent, as the case may be, did not have the written notice provided for in Section 4.5 of any event prohibiting the making of such deposit, or if, at the time of such deposit (whether or not in trust) by the Company with the Trustee or any Paying Agent (other than the Company) such payment would not have been prohibited by the provisions of this Article 4, and the Trustee or any Paying Agent shall not be affected by any notice to the contrary received by it on or after such date.

Exhibit 4.2
First Supplemental Indenture

Section 4.5.    Trustee Not Charged with Knowledge of Prohibition.  Anything in this Article 4 or elsewhere contained in this First Supplemental Indenture or Base Indenture to the contrary notwithstanding, the Trustee shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment of money to or by the Trustee and shall be entitled conclusively to assume that no such facts exist and that no event specified in Section 4.1 or Section 4.2 has happened, until a Responsible Offer of the Trustee shall have received an Officers’ Certificate at least 3 business days prior to the date on which any payment should be made, to that effect or notice in writing to that effect signed by or on behalf of the holder or holders, or their representatives, of Senior Debt who shall have been certified by the Company or otherwise established to the reasonable satisfaction of the Trustee to be such holder or holders or representatives or from any trustee under any indenture pursuant to which such Senior Debt shall be outstanding.  The Company shall give prompt written notice to the Trustee and to the Paying Agent of any facts which would prohibit the payment of money to or by the Trustee or any Paying Agent.

Section 4.6.    Trustee to Effectuate Subordination.  Each Holder of Notes by such Holder’s acceptance authorizes and directs the Trustee in such Holder’s behalf to take such action as may be necessary or appropriate to effectuate the subordination as between such Holder and holders of Senior Debt as provided in this Article 4 and appoints the Trustee its attorney-in-fact for any and all such purposes.

Section 4.7.    Rights of Trustee as Holder of Senior Debt.  The Trustee shall be entitled to all the rights set forth in this Article 4 with respect to any Senior Debt which may at the time be held by it, to the same extent as any other holder of Senior Debt; provided that nothing in this Article shall deprive the Trustee of any rights as such holder and provided further that nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 6.7 of the Base Indenture.

Section 4.8.    Article Applicable to Paying Agents.  In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting under this First Supplemental Indenture and Base Indenture, the term “Trustee” as used in this Article 4 shall in such case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if the Paying Agent were named in this Article 4 in addition to or in place of the Trustee, provided, however, that Sections 4.5 and 4.7 shall not apply to the Company or any Affiliate of the Company if the Company or such Affiliate acts as Paying Agent.

Section 4.9.    Subordination Rights Not Impaired by Acts or Omissions of the Company or Holders of Senior Debt.  No right of any present or future holders of any Senior Debt to enforce subordination as provided in this First Supplemental Indenture or Base Indenture shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions, and covenants of this First Supplemental Indenture or Base Indenture, regardless of any knowledge which any such holder may have or be otherwise charged with.  The holders of Senior Debt may, at any time or from time to time and in their absolute discretion, change the manner, place, or terms of payment, change or extend the time of payment of, or renew or alter, any such Senior Debt, or amend or supplement any instrument pursuant to which any such Senior Debt is issued or by which it may be secured, or release any security, or exercise or refrain from exercising any other of their rights under the Senior Debt including, without limitation, the waiver of default, all without notice to or assent from the Holders of the Notes or the Trustee and without affecting the obligations of the Company, the Trustee, or the Holders of the Notes under this Article 4.

Section 4.10.    Modification of Subordination Provisions.  Anything in Article 9 of the Base Indenture or elsewhere contained in this First Supplemental Indenture to the contrary notwithstanding, no modification or amendment and no supplemental indenture shall modify the subordination provisions of this Article 4 in a manner that would adversely affect the holders of Senior Debt.

ARTICLE 5
REMEDIES

Exhibit 4.2
First Supplemental Indenture

Except as provided in Section 5.1(4) herein, the provisions of Article 5 of the Base Indenture (entitled “Remedies”) shall not apply to the Notes in any respect, and except as so provided in Section 5.1(4), such Article shall be replaced in its entirety with the following provisions of this Article 5:

Section 5.1.     Events of Default.  “Event of Default”, wherever used in this First Supplemental Indenture or Base Indenture with respect to Notes, means any one of the following events (whatever the reason for such Event of Default, whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree, or order of any court or any order, rule, or regulation of any administrative or governmental body):

(1)     the entry of a decree or order for relief in respect of the Company by a court having jurisdiction in the premises in an involuntary case under any applicable bankruptcy, insolvency, or reorganization law, now or hereafter in effect of the United States of America or any political subdivision thereof, and such decree or order shall have continued unstayed and in effect for a period of 60 consecutive days; or

(2)     the commencement by the Company of a voluntary case under any applicable bankruptcy, insolvency, or reorganization law, now or hereafter in effect of the United States of America or any political subdivision thereof, or the consent by the Company to the entry of a decree or order for relief in an involuntary case under any such law;

(3)     in the event a receiver, conservator or similar official is appointed for the Company’s major subsidiary depository institution (which, for the avoidance of doubt, as of the date hereof, is BofI Federal Bank); or

(4)     any other Event of Default as provided in Section 3.1 of the Base Indenture with respect to the Notes.

Section 5.2.     Acceleration of Maturity; Rescission and Annulment.  If an Event of Default specified in Sections 5.1(1), 5.1(2) or 5.1(3) with respect to Notes then Outstanding shall have occurred, then, in each and every such case, the principal amount of and accrued but unpaid interest, if any, on all Notes then Outstanding shall ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.  In the event the payment of principal and interest with respect to the Notes has been accelerated pursuant to this Section 5.2, such payment of principal and interest shall remain subordinated to the extent provided in Article 4 notwithstanding that such amount shall have become immediately due and payable as herein provided.

At any time after a declaration of acceleration with respect to Notes has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as provided below in this Article 5, the Holders of a majority in principal amount of the Outstanding Notes by written notice to the Company and the Trustee may waive all defaults with respect to all affected series, and may rescind and annul such declaration and its consequences if:

(1)     the Company has paid or deposited with the Trustee a sum sufficient to pay (A) all overdue interest on all Notes, (B) the principal of (and premium, if any, on) any Notes which have become due otherwise than by such declaration of acceleration and any interest on such Notes at the rate or rates prescribed in such Notes, (C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed in the Notes, and (D) all sums paid or advanced by the Trustee under this First Supplemental Indenture or Base Indenture and the reasonable compensation, expenses, disbursements, and advances of the Trustee, its agents, and counsel; and

(2)     all Events of Default with respect to the Notes, other than the non-payment of the principal on Notes which has become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13.

No such rescission shall affect any subsequent default or impair any consequent right.

Exhibit 4.2
First Supplemental Indenture

Upon receipt by the Trustee of any declaration of acceleration, or rescission and annulment thereof, with respect to Notes all or part of which is represented by a Global Security, a record date shall be established for determining Holders of Notes Outstanding entitled to join in such declaration of acceleration, or rescission and annulment, as the case may be, which record date shall be at the close of business on the day the Trustee receives such declaration of acceleration, or rescission and annulment, as the case may be. The Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to join in such declaration of acceleration, or rescission and annulment, as the case may be, whether or not such Holders remain Holders after such record date; provided, that unless such declaration of acceleration, or rescission and annulment, as the case may be, shall have become effective by virtue of the requisite percentage having been obtained prior to the day which is 90 days after such record date, such declaration of acceleration, or rescission and annulment, as the case may be, shall automatically and without further action by any Holder be canceled and of no further effect. Nothing in this paragraph shall prevent a Holder, or a proxy of a Holder, from giving, after expiration of such 90-day period, a new declaration of acceleration, or rescission or annulment thereof, as the case may be, that is identical to a declaration of acceleration, or rescission or annulment thereof, which has been canceled pursuant to the proviso to the preceding sentence, in which event a new record date shall be established pursuant to the provisions of this Section 5.2.

Section 5.3.     Collection of Indebtedness and Suits for Enforcement by Trustee.  The Company covenants that if:

(1)     default is made in the payment of any interest on any Note when such interest becomes due and payable and such default continues for a period of 30 days;

(2)     default is made in the payment of the principal of (or premium, if any, on) any Note at its Maturity;

(3)     default is made in the making or satisfaction of any sinking fund or analogous obligation when the same becomes due pursuant to the terms of any Note; or

(4)     default is made in the performance, or breach, of any covenant or warranty of the Company in this First Supplemental Indenture or Base Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and such default or breach continues for a period of 30 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under this First Supplemental Indenture and Base Indenture; then the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal and any premium and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and premium and on any overdue interest, at the rate or rates prescribed in such Notes, and, in addition, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements, and advances of the Trustee, its agents, and counsel.

If the Company fails to pay such amounts immediately upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon such Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Notes, wherever situated.

If an Event of Default with respect to the Notes occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of Holders of Notes by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this First Supplemental Indenture or Base Indenture or in aid of the

Exhibit 4.2
First Supplemental Indenture

exercise of any power granted in this First Supplemental Indenture or Base Indenture, or to enforce any other proper remedy.

Section 5.4.     Trustee May File Proofs of Claim.  In case of any judicial proceeding relative to the Company (or any other obligor upon the Notes), its property, or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding.  In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator, or other similar official in any such judicial proceeding is authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements, and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.7 of the Base Indenture.

No provision of this First Supplemental Indenture or Base Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment, or composition affecting the Notes or the rights of any Holder or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding;  provided, however, the Trustee may vote on behalf of the Holders for the election of a trustee in bankruptcy or similar official and may be a member of a creditors, or other similar committee.

Section 5.5.     Trustee May Enforce Claims Without Possession of Notes.  All rights of action and claims under this First Supplemental Indenture, Base Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production of such Notes in any related proceeding, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements, and advances of the Trustee, its agents, and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

Section 5.6.     Application of Money Collected.  Any money collected by the Trustee pursuant to this Article 5 shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or any premium or interest, upon presentation of the Notes and a notation on such Notes of the payment (if only partially paid) and upon surrender of such Notes if fully paid:

FIRST:  To the payment of all amounts due the Trustee under Section 6.7 of the Base Indenture; and

SECOND:  To the payment of amounts then due and unpaid to the holders of Senior Debt, to the extent required by Article 4; and

THIRD:  To the payment of the amounts then due and unpaid for principal of and any premium and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal and any premium and interest, respectively.

Section 5.7.     Limitation on Suits.  No Holder of any Notes shall have any right to institute any proceeding, judicial or otherwise, with respect to this First Supplemental Indenture or Base Indenture, or for the appointment of a receiver or trustee, or for any other remedy under this First Supplemental Indenture or Base Indenture, unless:

(1)     such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Notes;

Exhibit 4.2
First Supplemental Indenture

(2)     the Holders of not less than 25% in principal amount of the Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee under this First Supplemental Indenture or Base Indenture, as applicable;

(3)     such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses, and liabilities to be incurred in compliance with such request;

(4)     the Trustee for 60 days after its receipt of such notice, request, and offer of indemnity has failed to institute any such proceeding; and

(5)     no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the outstanding Notes;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this First Supplemental Indenture or Base Indenture to affect, disturb, or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this First Supplemental Indenture or Base Indenture, except in the manner provided in this First Supplemental Indenture and Base Indenture and for the equal and ratable benefit of all of such Holders.

Section 5.8.     Unconditional Right of Holders to Receive Principal, Premium, and Interest.  Notwithstanding any other provision in this First Supplemental Indenture or Base Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and any premium and (subject to Section 3.7 of the Base Indenture) any interest on such Note on the Stated Maturity or Maturities expressed in such Note (or, in the case of redemption, on the Redemption Date), and to institute suit for the enforcement of any such payment, subject to the terms of this First Supplemental Indenture and Base Indenture, and such rights shall not be impaired without the consent of such Holder, subject, however, to the provisions of Article 4.

Section 5.9.     Restoration of Rights and Remedies.  If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this First Supplemental Indenture or Base Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions under this First Supplemental Indenture and Base Indenture and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 5.10.     Rights and Remedies Cumulative.  Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost, or stolen Notes in the last paragraph of Section 3.6 of the Base Indenture, no right or remedy conferred in this First Supplemental Indenture or Base Indenture upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given under this First Supplemental Indenture and Base Indenture or now or in the future existing at law or in equity or otherwise.  The assertion or employment of any right or remedy under this First Supplemental Indenture and Base Indenture, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.11.     Delay or Omission Not Waiver.  No delay or omission of the Trustee or of any Holder of any Notes to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of or acquiescence in any such Event of Default.  Every right and remedy given by this Article 5 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 5.12.     Control by Holders.  The Holders of a majority in principal amount of the Outstanding Notes shall have the right to direct the time, method, and place of conducting any proceeding for any remedy

Exhibit 4.2
First Supplemental Indenture

available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the Notes, provided that

(1)     such direction shall not be in conflict with any rule of law or with this First Supplemental Indenture or Base Indenture,

(2)     the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

(3)     subject to the provisions of Section 6.1 of the Base Indenture, the Trustee shall have the right to decline to follow any such direction if the Trustee in good faith shall, by a Responsible Officer or Officers of the Trustee, determine that the proceeding so directed would involve the Trustee in personal liability.

Section 5.13.     Waiver of Past Defaults.  Subject to Section 5.2, the Holders of not less than a majority in principal amount of the Outstanding Notes may on behalf of the Holders of Notes waive any past default under this First Supplemental Indenture and Base Indenture with respect to such Notes and its consequences, except a default (1) in the payment of the principal of or any premium or interest on any Note, or (2) in respect of a covenant or provision of this First Supplemental Indenture and Base Indenture which under Article 9 of the Base Indenture cannot be modified or amended without the consent of the Holder of each Outstanding Note.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising from such default shall be deemed to have been cured, for every purpose of this First Supplemental Indenture and Base Indenture; but no such waiver shall extend to any subsequent or other default or impair any consequent right.

Section 5.14.     Undertaking for Costs.  All parties to this First Supplemental Indenture and Base Indenture agree, and each Holder of any Notes by acceptance of such Notes shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this First Supplemental Indenture or Base Indenture, or in any suit against the Trustee for any action taken, suffered, or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorney’s fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.14 shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Notes, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Notes on or after the Stated Maturity or Maturities expressed in such Notes (or, in the case of redemption, on or after the Redemption Date).

Section 5.15.     Indenture and Notes Solely Corporate Obligations.  No recourse for the payment of the principal of or interest on any Note, or for any claim based thereon or otherwise in respect thereof, shall be had against any stockholder, employee, agent, officer or director, as such, past, present or future, of the Company or of any successor corporation; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this First Supplemental Indenture and Base Indenture and the issue of the Notes.

ARTICLE 6
FORM AND ISSUE OF NOTES

Section 6.1       Form of Notes.  The Notes and the Trustee’s Certificate of Authentication to be endorsed thereon are to be substantially in the forms attached as Exhibit A hereto, with such changes therein as the officers of the Company executing the Notes (by manual or facsimile signature) may approve, such approval to be conclusively evidenced by their execution thereof.

Section 6.2       Original Issue of Notes.  Notes having an aggregate principal amount of $45,000,000 may from time to time, upon execution of this First Supplemental Indenture, be executed by the Company and

Exhibit 4.2
First Supplemental Indenture

delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Notes to or upon the written order of the Company pursuant to Section 3.3 of the Base Indenture without any further action by the Company (other than as required by the Base Indenture).

Section 6.3       Further Issues of Notes.  The Company may from time to time, without notice to or the consent of the holders of the Notes, create and issue further notes ranking pari passu with the Notes and with identical terms in all respects (or in all respects except for the offering price, the payment of interest accruing prior to the issue date of such further notes or except for the first payment of interest following the issue date of such further notes) in order that such further notes may be consolidated and form a single series with the Notes and have the same terms as to status, redemption or otherwise as the Notes.

ARTICLE 7
 MISCELLANEOUS

Section 7.1       Ratification of Indenture.  The Base Indenture, as supplemented and amended by this First Supplemental Indenture, is in all respects ratified and confirmed except as so amended, and this First Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided.

Section 7.2       Trustee Not Responsible for Recitals.  The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof.  The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture.

Section 7.3       New York Law To Govern.  THIS FIRST SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE.

EACH OF THE COMPANY AND THE TRUSTEE, AND EACH HOLDER OF A NOTE BY ITS ACCEPTANCE THEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE BASE INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.  Each of the Company and the Trustee hereby (i) certifies that no representative, agent or attorney of the other has represented, expressly or otherwise, that the other would not, in the event of a legal proceeding arising out of or relating to the Base Indenture or this First Supplemental Indenture, seek to enforce the foregoing waiver and (ii) acknowledges that it has been induced to enter into this First Supplemental Indenture by, among other things, the mutual waivers and certifications in this paragraph.

Section 7.4       Separability.  In case any one or more of the provisions contained in this First Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, then, to the extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provisions of this First Supplemental Indenture or of the Notes, but this First Supplemental Indenture and the Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

Section 7.5       Counterparts.  This First Supplemental Indenture may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this First Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this First Supplemental Indenture as to the parties hereto and may be used in lieu of the original First Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK.]

Exhibit 4.2
First Supplemental Indenture

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, as of the day and year first written above.

     BOFI HOLDING, INC.

     By: /s/ Andy Micheletti
     Name:      Andy Micheletti
     Title:      EVP & Chief Financial Officer

     U.S. BANK NATIONAL ASSOCIATION, as Trustee

     By:         /s/ Paula Oswald
     Name:     Paula Oswald
     Title:         Vice President

Exhibit 4.2
First Supplemental Indenture

EXHIBIT A

[FORM OF FACE OF GLOBAL SECURITY]

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE REFERRED TO IN THIS SECURITY AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR ITS NOMINEE.  THIS SECURITY MAY NOT BE TRANSFERRED TO, OR REGISTERED OR EXCHANGED FOR SECURITIES REGISTERED IN THE NAME OF, ANY PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE OR A SUCCESSOR OF SUCH DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR AND NO SUCH TRANSFER MAY BE REGISTERED, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.  EVERY SECURITY AUTHENTICATED AND DELIVERED UPON REGISTRATION OF TRANSFER OF, OR IN EXCHANGE FOR OR IN LIEU OF, THIS SECURITY SHALL BE A GLOBAL SECURITY SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY IS NOT A DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY FEDERAL OR OTHER GOVERNMENTAL AGENCY.

Exhibit 4.2
First Supplemental Indenture

BOFI HOLDING, INC.
6.25% Subordinated Notes due 2026

CUSIP:

No. 1	$45,000,000

BofI Holding, Inc., a Delaware corporation (hereinafter called the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns the principal sum of Forty-Five Million Dollars ($45,000,000), on February 28, 2026 (such date is hereinafter referred to as the “Maturity Date”), and to pay interest thereon from March 3, 2016 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly in arrears on May 31, August 31, November 30 and February 28 (February 29 in case of a leap year) of each year (each, an “Interest Payment Date”), commencing on May 31, 2016 at the rate of 6.25% per annum, on the basis of a 360-day year consisting of twelve 30-day months, until the principal of the Notes has been paid in full or a sum sufficient to pay the principal of the Notes has been made available for payment.  The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the person in whose name the relevant Notes, or any predecessor Notes, are registered at the close of business on the Record Date for such Interest Payment Date; provided that the interest due on the Maturity Date (whether or not an Interest Payment Date) of a Note will be paid to the Person to whom principal of such Note is payable.

Payment of the principal of and interest on this Note will be made at the office or agency of the Company maintained for that purpose in The City of New York, which shall initially be the principal office of the Trustee located therein, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the Person entitled thereto at such address as shall appear in the Security Register or by wire transfer to an account appropriately designated by the Person entitled to payment; provided, that the paying agent shall have received written notice of such account designation at least five Business Days prior to the date of such payment (subject to surrender of the relevant Note in the case of a payment of interest on the Maturity Date).

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual or facsimile signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[Signature Pages Follow]

Exhibit 4.2
First Supplemental Indenture

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: March 3, 2016	BOFI HOLDING, INC.

By:
Name:
Title:

Attest by:

By:
Name:
Title:

Exhibit 4.2
First Supplemental Indenture

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture.

Dated:	U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

Exhibit 4.2
First Supplemental Indenture

REVERSE OF NOTE

BOFI HOLDING, INC.

This Note is one of a duly authorized issue of Securities of the Company (herein called the “Notes”), issued under an Indenture (the “Base Indenture”), dated as of March 3, 2016, between the Company and U.S. Bank National Association, as Trustee (herein called the “Trustee,” which term includes any successor trustee), as amended and supplemented by the First Supplemental Indenture between the Company and the Trustee (“Supplemental Indenture” and together with the Base Indenture, the “Indenture”) dated as of March 3, 2016, to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered.  This Note is one of the series designated on the face hereof, initially limited in aggregate principal amount to $45,000,000.

All terms used in this Note that are defined in the Indenture shall have the meaning assigned to them in the Indenture.

The Notes are redeemable at the option of the Company on or after March 31, 2021, which date may be extended at the Company's discretion, or at any time prior to the Maturity Date if (i) a change or prospective change in law occurs that could prevent the Company from deducting interest payable on the Notes for U.S. federal income tax purposes, (ii) a subsequent event occurs that precludes the Notes from being recognized as Tier 2 Capital for regulatory capital purposes, or (iii) the Company is required to register as an investment company under the Investment Company Act of 1940, as amended, provided that the Company may not exercise its right to redeem any of the Notes prior to the Maturity Date without the prior approval of the Federal Reserve. The Notes are not redeemable at the option of the holders.

The Notes are not entitled to the benefit of any sinking fund.

The Base Indenture provisions relating to defeasance in Section 13.2 of the Base Indenture shall be applicable to the Notes.  The Base Indenture provisions relating to covenant defeasance in Section 13.3 of the Base Indenture shall not be applicable to the Notes.

If an Event of Default with respect to Notes shall occur and be continuing, the principal of the Notes shall become due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the holders of the Notes at any time by the Company and the Trustee with the consent of the holders of a majority in principal amount of the Notes affected thereby and at the time Outstanding.  The Indenture also contains provisions permitting the holders of specified percentages in principal amount of the Notes at the time Outstanding, on behalf of the holders of all Notes, to waive certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

Exhibit 4.2
First Supplemental Indenture

The Notes are issuable only in registered form without coupons in denominations of $25 and any integral multiple of $25 in excess thereof.

The Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

THIS NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE.

Exhibit 4.2
First Supplemental Indenture

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to:

(Insert assignee’s social security or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint        as agent to transfer this Note on the books of the Company.  The agent may substitute another to act for him.

Your Signature:
(Sign exactly as your name appears on the other side of this Note)

Your Name:

Date:

Signature Guarantee:	*

*
               NOTICE:  The Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs:  (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) such other guarantee program acceptable to the Trustee.

Exhibit 4.2
First Supplemental Indenture

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.